                                                 EXHIBIT NO. 10.01(a)
                                                 Cargill Investor Services, Inc.
                                                                      [CIS LOGO]

                           FUTURES ACCOUNT AGREEMENT
                          INSTITUTIONAL INTERNATIONAL


---------------------------------------            -----------------------------
Customer Name                                      Customer Account Number

In consideration of the agreement of Cargill Investor Services, Inc. ("CIS") to act as broker for the Customer in the purchase or sale of futures (which term shall include contracts relating to immediate or future delivery of commodities, financial futures and options) Customer agrees, in respect to all futures accounts which the Customer now has or may at any future time have with CIS, or its successors, including accounts closed and then reopened, as follows:

1. AUTHORIZATION. Orders for the purchase or sale of futures shall be received and executed with the express intent that actual delivery is contemplated. All transactions shall be subject to the constitution, by-laws, rules, regulations, customs and usages of the exchange or market where executed (and of its clearing house if any) and to any applicable law, rule and regulation, including but not limited to, the provisions of the Commodity Exchange Act, as amended, and the rules and regulations thereunder, and CIS shall have no liability to the Customer as a result of any action taken by CIS to comply with the foregoing. The foregoing provision is intended solely for the protection and benefit of CIS and any failure by CIS to comply with exchange rules, regulations, customs and usages shall not relieve the Customer of any obligations under this agreement nor be construed to create rights hereunder in favor of the Customer. CIS reserves the right to refuse to accept any order.

2. BROKER'S LIEN. To secure any indebtedness or other obligation owed by the Customer to CIS, CIS is hereby granted a lien on all of the Customer's property at any time held by CIS.

3. TRANSFER OF FUNDS. CIS may without notice transfer any money or other property interchangeably between any accounts of the Customer. In the event that at any time the Customer has an account in futures or options which comes under the regulation of the Commodity Futures Trading Commission ("CFTC") and also an account in non-CFTC regulated futures or options, the Customer hereby authorizes CIS, without prior notice to the Customer to transfer from the Customer's regulated Futures Account to its non-regulated account such amount of excess funds as in CIS' judgment may be reasonably required to avoid the calling of margins for such other account.

4. MARGINS. The Customer recognizes that margin deposits are due and must be paid immediately upon entering into positions on futures exchanges and from time to time as market conditions dictate and agrees to make such deposits immediately on demand. CIS shall have the right to set and revise margin requirements. Customer acknowledges CIS' right to limit, with notices to Customer, the number of open positions which Customer may maintain or acquire through CIS.

5. CUSTOMER'S OBLIGATIONS. The Customer agrees to pay promptly on demand any and all sums due to CIS for monies advanced, with interest thereon at 1% over the prime rate. The Customer agrees to pay when due, CIS' charges for commissions at rates established between CIS and the Customer.

6. LIQUIDATION OF POSITIONS. CIS shall have the right, in the event the Customer fails to timely discharge its obligations to CIS, or in the event that a petition in bankruptcy or for the appointment of a receiver is filed by or against the Customer, to sell any or all futures, or other property in any account of the Customer and to buy any or all futures which may be short in any account of the Customer, and to close out and liquidate any and all outstanding contracts of the Customer, and any such sales or purchases may be made at CIS' discretion on any exchange or other market where such business is then usually transacted; it being understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase, if any be given, shall not be considered a waiver of CIS' right to sell or to buy without demand or notice as herein provided. The Customer shall at all times be liable to CIS for the payment of any debit balance owing in the accounts of the Customer with CIS, and shall be liable for any deficiency remaining in any such account in the event of the liquidation thereof in whole or in part, and shall be liable for any reasonable costs of collection including attorney's fees.

                                                                      [CIS LOGO]


7. NOTICES. Any notices and other communications may be transmitted to the Customer at the address, or telephone number given herein, or at such other address or telephone number as the Customer hereafter shall notify CIS in writing. All notices or communications shall be deemed transmitted when telephoned or deposited in the mail, sent via facsimile or computer by CIS. Confirmations, purchase and sale statements and account statements shall be deemed accurate unless written objection is delivered within 10 business days from the date of such notice to CIS, Sears Tower, Suite 2300, 233 S. Wacker Drive, Chicago, Illinois 60606, Facsimile No. (312) 460-4015, Attention:
         Compliance Officer.

8. COMMUNICATION DELAYS. CIS will not be responsible for delays or failure in the transmission of orders caused by a breakdown of communication facilities or by any other cause beyond CIS' reasonable control.

9. ACKNOWLEDGMENT. The Customer acknowledges that CIS is a wholly-owned subsidiary of Cargill, Incorporated and that the market recommendations of CIS may or may not be consistent with the market position or intentions of Cargill, Incorporated, its subsidiaries and affiliates. The market recommendations of CIS are based upon information believed to be reliable, but CIS cannot and does not guarantee the accuracy or completeness thereof or represent that following such recommendations will eliminate or reduce the risks inherent in trading futures.

10. NOTIFICATION OF RECORDING. CIS is hereby granted permission to record telephone conversations between its employees and the Customer.

11. INDEPENDENT AGENTS. If Customer's account is carried by CIS only as the clearing broker, Customer acknowledges that CIS has no responsibility for the actions of the introducing broker or executing broker. Customer agrees to indemnify and hold CIS harmless, for any actions or omissions of such introducing broker or executing broker.

12. LIMITATION OF ACTIONS. Any action against CIS must be instituted within two years of the action/or inaction giving rise to the alleged claim.

13. BINDING EFFECT. This agreement shall be irrevocable as long as the Customer shall have any account with CIS; it shall be binding upon the Customer and upon the Customer's administrators, and assigns; it can be amended only in writing duly signed by the Customer and an officer of CIS.

14. CUSTOMER REPRESENTATION. Customer represents and warrants that Customer is under no legal disability which would prevent it from trading in futures or entering into this Agreement and that all information contained in the New Account Customer Fact Sheet is true, complete, and correct as of the date hereof. Customer will promptly notify CIS in writing of any changes in such information or any change in circumstances which would affect the representations and information given CIS or which would in any way affect Customer's ability to make any transactions contemplated by this Agreement.

15. EXPIRATION PROCEDURES. At least two business days prior to the first notice day in the case of long positions in futures or forward contracts, and at least two business days prior to the last trading day in the case of short positions in futures or forward contracts or long and short positions in options, Customer agrees to either give CIS instructions to liquidate or make or take delivery under such futures or forward contracts, or to liquidate, exercise or allow the expirations of such options, and will deliver to CIS sufficient funds and/or documents required in connection with exercise or delivery. If such instructions or such funds and/or documents, with regard to option transactions, are not received by CIS prior to the expiration of the option, CIS may allow such option to expire.

16. SECURITIES. THIS STATEMENT IS FURNISHED TO YOU BECAUSE RULE 190.10(c) OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRES IT FOR REASONS OF FAIR NOTICE UNRELATED TO THIS COMPANY'S CURRENT FINANCIAL CONDITION:
         (1) YOU SHOULD KNOW THAT IN THE UNLIKELY EVENT OF THIS COMPANY'S BANKRUPTCY, PROPERTY, INCLUDING PROPERTY SPECIFICALLY TRACEABLE TO YOU, WILL BE RETURNED, TRANSFERRED OR DISTRIBUTED TO YOU, OR ON YOUR BEHALF, ONLY TO THE EXTENT OF YOUR PRO RATA SHARE OF ALL PROPERTY AVAILABLE FOR DISTRIBUTION TO CUSTOMERS. (2) NOTICE CONCERNING THE TERMS FOR THE RETURN OF SPECIFICALLY IDENTIFIABLE PROPERTY WILL BE BY PUBLICATION IN A NEWSPAPER OF GENERAL CIRCULATION. (3) THE COMMISSION'S REGULATION CONCERNING BANKRUPTCY OF COMMODITY BROKERS CAN BE FOUND AT 17 CODE OF FEDERAL REGULATIONS PART 190.

17. JURISDICTION. The Customer understands that this contract will not be binding on CIS until accepted and approved by one of its authorized officers at its headquarters in Chicago, Illinois, U.S.A. ACCORDINGLY, THE CUSTOMER HEREBY ACKNOWLEDGES AND AGREES THAT THE FORMATION OF THIS CONTRACT CONSTITUTES THE MAKING OF A CONTRACT WITHIN THE STATE OF ILLINOIS, FURTHER AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS WITH RESPECT TO ALL DISPUTES ARISING OUT OF THIS CONTRACT, WAIVES ANY AND ALL OBJECTIONS TO PERSONAL JURISDICTION WITHIN THE STATE OF ILLINOIS, AND AGREES THAT PROCESS MAY BE SERVED ON THE CUSTOMER IN ANY SUCH PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF THE LAWS OF ILLINOIS WITH RESPECT TO SERVICE OF PROCESS OF NON-RESIDENTS. THIS AGREEMENT IS MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, U.S.A., IN ALL RESPECTS, INCLUDING CONSTRUCTION AND PERFORMANCE THE UNDERSIGNED UNDERSTANDS AND ACCEPTS THAT AS A U.S. COMPANY, CIS IS SUBJECT TO THE JURISDICTION AND POWERS (INCLUDING COMPULSORY DISCLOSURE OF DOCUMENTS SUCH AS BUT NOT LIMITED TO, CUSTOMER ACCOUNT RECORDS) OF U.S. COURTS AND GOVERNMENT AGENCIES.

18. RESPONSIBILITY OF AGENTS. If applicable, the CIS agents and representatives who are not domiciled in the U.S. shall be in no manner held responsible for the performance by CIS of its obligations under this Agreement.

19. REGULATION 15.05. Pursuant to regulation 15.05 of the Commodity Futures Trading Commission, CIS is deemed to be agent of the Customer for purposes of accepting delivery and service of any communication issued by or on behalf of the Commission to the Customer with respect to any futures contracts which are or have been maintained in any accounts with CIS. If the Customer is a foreign broker CIS shall also be deemed the agent of its Customers for the above purpose. CIS shall transmit any such communications promptly to the Customer. This section shall not apply if the Customer has furnished CIS with a copy of a written agency agreement in compliance with regulation 15.05(D).

20. REGULATION 21.03. The Customer has read and understood the provisions of regulation 21.03 of the Commodity Futures Trading Commission as provided in this document package.

21. GIVE-UP PROCEDURES. The executing brokers shown on the list delivered to CIS will execute orders for Customer as transmitted by Customer or its Agent to the executing broker, and will report a fill to Customer in a timely fashion. CIS, if it has given prior written notice to the executing broker, may place limits on the positions it will accept for give-up for the Customer's account. Executing broker will bill commissions for executing trades to CIS, in the amount agreed from time to time, on a monthly basis. CIS shall be responsible for verifying billing and making payment. CIS shall charge the commissions to Customer's Account.

22. LONDON METALS EXCHANGE TRADING. The London Metals Exchange Limited ("LME") is a principal-to-principal market. Cargill Investor Services Limited ("CISL"), is a dealing member of the LME and has appointed CIS as its agent for the purpose of issuing LME Client Contracts and for buying, selling and trading, and all actions consequent to trading in LME contracts on CISL's behalf. The Customer's contractual counterparty is CISL. Any issues or questions relating to LME Client Contracts should be addressed to CIS who will forward them to CISL.

23. INTERPRETATION. The section headings are for convenience of reference only and shall not affect the meaning or construction of any provision of this agreement.